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                                                                    Exhibit 21.1

               LIST OF THE REGISTRANT'S SIGNIFICANT SUBSIDIARIES


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
NAME OF SUBSIDIARY                                STATE OF INCORPORATION              NAME(S) UNDER WHICH DOING BUSINESS
------------------                                ----------------------              ----------------------------------
Mountaineer Park, Inc                             West Virginia                        Mountaineer Racetrack &
                                                                                       Gaming Resort; Mountaineer's Woodview
                                                                                       Golf

Speakeasy Gaming of Las Vegas, Inc.               Nevada                               Ramada Inn & Speedway Casino


Speakeasy Gaming of                               Nevada                               Ramada Inn & Speakeasy Casino
Reno, Inc.




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